UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: August 19, 2016

(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant’s telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On August 19, 2016, PG&E Corporation made an equity contribution of $300 million to its subsidiary, Pacific Gas and Electric Company (“Utility”), which will use the funds for general corporate purposes. PG&E Corporation’s equity contribution was funded by proceeds from the offering described in Item 8.01 below. For further information, see PG&E Corporation’s and the Utility’s joint Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

Item 8.01.	Other Events

On August 19, 2016, PG&E Corporation completed, pursuant to an Underwriting Agreement with Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the sale of 4,900,000 shares of its common stock, no par value (the “Shares”). The Shares were registered under the Securities Act of 1933 pursuant to a registration statement on Form S-3 (File No. 333-193880) that was filed with the Securities and Exchange Commission on February 11, 2014.

Item 9.01. Financial Statements and Exhibits

Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 15, 2016, among PG&E Corporation, Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the Shares

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: August 19, 2016	By:	/s/ Jason P. Wells
JASON P. WELLS Senior Vice President and Chief Financial Officer

PACIFIC GAS AND ELECTRIC COMPANY

Dated: August 19, 2016	By:	/s/ David S. Thomason
DAVID S. THOMASON Vice President, Chief Financial Officer and Controller

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 15, 2016, among PG&E Corporation, Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the Shares

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)